Exhibit 10.1 TRANSITION AND SEPARATION AGREEMENT This Transition and Separation Agreement (“Agreement”) is entered into by and between Krispy Kreme, Inc., a Delaware corporation, together with its parents, subsidiaries, predecessors, successors and affiliates (the “Company”) and Catherine Tang (the “Employee”) (each a “Party,” collectively, the “Parties”). WHEREAS, the Employee is employed by the Company as the Chief Legal Officer and Corporate Secretary of the Company and Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”); WHEREAS, the Parties have mutually agreed that the Employee shall separate from employment with the Company on the Separation Date (as defined herein); and WHEREAS, in connection with such separation, the Company wishes to offer Employee certain separation benefits, subject to her execution and non-revocation of this Agreement. In consideration of the mutual covenants and promises each Party has made to the other as set forth in this Agreement, the Parties agree as follows: 1. Separation Date. The Employee agrees that the Employee’s employment with the Company shall end as of June 1, 2024 (the “Separation Date”). As of the Separation Date, the Employee (a) shall cease to be an employee of the Company, and (b) shall no longer be authorized to bind the Company or to hold herself out as an employee or agent of the Company or its affiliates For purposes of this Agreement and the Additional Release (as defined herein), “affiliates” shall refer to any successor and/or parent, subsidiary, or other entity (including but not limited to any parent or subsidiary of any such parent, subsidiary or other entity) connected to the Company by common ownership and control, regardless of corporate form. 2. Accrued Compensation and Benefits. a. The Company shall pay the Employee at the Employee’s current rate of pay through the Separation Date, as well as any other earned but unpaid wages due as of the Separation Date. b. As of the Separation Date, the Employee shall cease to be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company or its affiliates as of the Separation Date, except as otherwise expressly provided herein or otherwise required by law. c. The Parties hereby acknowledge and agree that the Employee will resign from all positions as director, trustee, officer, employee or service provider with the Company and its affiliates, including KKDC, as may be applicable, except as otherwise provided herein, effective as of the close of business on the Separation Date. 3. Separation Benefits. a. Subject to the execution and non-revocation of this Agreement, the execution and non-revocation of the Additional Release as set forth in Section 11 of this Agreement, and compliance with the terms of this Agreement, the Company will provide the Employee the following benefits (“Separation Benefits”):

2 i. Subject to the terms of this Agreement, the Parties agree that the Employee shall remain employed with the Company through the Separation Date and shall be entitled to her base salary and benefits through the Separation Date.. Through the Separation Date, Employee agrees that(i) the Employee shall continue to perform her current duties toward the Company and its affiliates to the full and reasonable satisfaction of the Company and its affiliates, (ii) the Company has sole and absolute discretion to terminate the Employee’s access to any of the Company’s and/or its affiliates’ premises and systems, including any computer systems and/or social media accounts, and/or to terminate the Employee’s employment in the event of gross misconduct or a material breach of applicable laws, the Company’s policies, and/or the terms of this Agreement; (iii) the Employee shall remain an active employee of the Company and will continue to be bound by the terms and conditions of any agreement with the Company or its affiliates, and the Company’s and/or its affiliates’ policies; (iv) at the request of the Company, the Employee will cease to directly or indirectly communicate in her capacity as Chief Legal Officer and Corporate Secretary or any other Company-related capacity with suppliers, customers, distributors, officers, employees, shareholders, agents or representatives of the Company or any affiliate, as specified by the Company from time to time; and (v) the Employee will fully co-operate with the Company and/or its affiliates in the transition of her duties, recruitment of a replacement, the development of internal and external communication plans in connection with the termination of her employment, removal of Employee as the Company’s or any affiliate’s authorized signatory from relevant banking and other documents, and provide her assistance, presence and/or participation for any matter as reasonably requested by the Company and/or its affiliates. ii. Provided the Employee remains actively employed with the Company through the Separation Date, the Company will pay the Employee an amount equal to three hundred seventy-five thousand dollars ($375,000) (the “Separation Payment”), plus an amount equal to thirty-three thousand seventy-eight dollars ($33,078), which represents the approximate employee cost of twelve (12) months of COBRA coverage (the “COBRA Payment”), plus an amount equal to five twelfths (5/12) of the 2024 annual bonus that would otherwise be payable based on actual Company performance (the “2024 Prorated Annual Bonus Payment”), in each case less applicable tax withholdings or deductions required by law or otherwise authorized by the Employee. The Separation Payment and COBRA Payment will each be paid in a lump sum within sixty (60) days following the Additional Release Effective Date (as defined in the Additional Release), and the 2024 Prorated Annual Bonus Payment will be paid within thirty (30) days following the date that the 2024 annual bonus is generally paid to eligible employees. iii. The Employee has received certain equity awards pursuant to the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, the Krispy Kreme Holdings, Inc. Executive Ownership Plan, the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan and underlying award agreements. Provided the Employee stays actively employed with the Company through the Separation Date, the Employee’s unvested restricted stock units will be vested on a pro rata basis taking into account days of service through the Separation Date as set forth in Attachment A. In the case of non-performance-based restricted stock units, such awards shall be paid within sixty (60) days of your Separation Date. In the case of

3 performance-based restricted stock units, such awards shall be paid following the end of the originally-scheduled performance period based on the extent to which the performance goals are satisfied in accordance with the terms of the awards. b. The Employee acknowledges and agrees that the amounts set forth in this Section are in lieu of any other compensation due or payable to the Employee in connection with her separation from the Company, including, without limitation, any severance, bonus, pay in lieu of notice, short or long-term incentive or any other compensation or remuneration of any type. The Employee further acknowledges and agrees that the compensation set forth in this Section is sufficient consideration for the releases set forth herein and in the Additional Release, and that the Employee is not otherwise entitled to this consideration. c. In the event that the Employee does not sign, or revokes, the Agreement, or fails to comply with the terms of this Agreement, including but not limited to the restrictive covenants set forth in Section 9 of this Agreement, or does not sign or revokes the Additional Release, the Employee shall not be entitled to any portion of the Separation Benefits. d. All payments made to the Employee under Sections 2 and 3 will be subject to applicable tax withholdings or deductions required by law or otherwise authorized by the Employee. 4. Release of Claims. In exchange for the consideration provided in this Agreement, the Employee, on behalf of the Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns, irrevocably and unconditionally fully and forever waives, releases and discharges the Company and its current and former parent companies, subsidiaries and any affiliated companies as well as any of their respective current and former insurers, directors, officers, agents, shareholders, and employees, or any of their predecessors, successors or assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that the Employee may have, have ever had or may in the future have arising out of, or in any way related to, including but not limited to, (i) the Employee’s hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance (excluding claims under any tax- qualified retirement plan or fully-insured welfare benefit plan); and (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress. The Employee acknowledges and agrees that the Employee is releasing the Released Parties from all claims relating to or arising from the Employee’s employment with the Company to the fullest extent permitted by law. The Employee further acknowledges and agrees that this release provision includes, but is not limited to, rights

4 and claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, and any state, municipal, or local statute, law, regulation or ordinance relating to employment, disputed wages, discrimination, retaliation, or leave. 5. Release of Unknown Claims. For the purpose of implementing a full and complete release, the Employee expressly acknowledges that the release in this Agreement is intended to include in its effect, without limitation, claims that the Employee did not know or suspect to exist in her favor at the time of the execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected this Agreement, and that the consideration given under this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. The Employee does hereby specifically assume such risk and agrees that this Agreement and, except as otherwise set forth in the Agreement, the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with her employment with and separation from the Company, as well as those currently known or anticipated. 6. Waiver of Rights and Excluded Claims. The Employee waives any right to recover in a civil suit or proceeding brought by any governmental agency or other individual on the Employee’s behalf against the Company based on any act or omission arising or occurring prior to the date of the execution of this Agreement, whether known or unknown at the time of execution, or to participate in any such action brought by another individual. The Employee acknowledges and agrees that under no circumstances will the Employee be entitled to recover money damages or any other monies from the Company other than those described in this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement (a) waives the Employee’s right to file a charge or complaint, participate in proceedings conducted by, or communicate with a government agency, provided Employee waives all rights to monetary damages or individual relief resulting from any such charge or complaint brought before the EEOC or equivalent state or local employment rights agency; and (b) nothing in this Agreement shall bar or impede in any way the Employee’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity, or (c) waives the Employee’s rights to enforce the terms of this Agreement. 7. Return of Property. By signing this Agreement, the Employee represents that the Employee shall return, as of the Separation Date, or such earlier date as requested by the Company, all Company property, including car, identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Company property previously in the Employee’s possession. 8. Representations. The Employee represents that the Employee is the only person able to assert any right or claim arising out of the Employee’s employment with or separation from the Company. The Employee represents that the Employee has not: (a) brought a charge or suit against the Company in connection with any of the Claims, including, but not limited to, any claim or charge before the EEOC, or (b) assigned or transferred or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein which the Employee may have against the Company.

5 9. Restrictive Covenants. a. Confidential Information. The Employee acknowledges that the Company and its affiliates have a legitimate and continuing proprietary interest in the protection of all Confidential Information (as defined herein), including, their trade secrets, other confidential information and proprietary information and that they have invested and will invest substantial sums to develop, maintain and protect such Confidential Information. The Employee agrees that, at all times during and after the Employee’s employment with the Company and/or its affiliates, except with the prior written consent of the Company, the Employee shall not use for the Employee’s own benefit or furnish or disclose to, or make accessible to, any other person or entity any Confidential Information; provided, however, that the Employee may disclose Confidential Information as required to perform her duties under this Agreement. In addition, the Employee may disclose the terms of this Agreement to subsequent potential employers or business partners to the extent reasonably necessary to demonstrate applicable restrictive covenants, so long as the Employee instructs each such person to whom she makes any such disclosure to keep such terms and conditions confidential. For purposes of this Agreement, “Confidential Information” shall include, but not be limited to, the Company and/or its affiliates’ confidential and proprietary information, including but not limited to: this Agreement; trade secrets; operating techniques, procedures and methods; product specifications; customer lists and customer information (including, but not limited to catering customers); account information; price lists and cost and pricing information, including both the Company’s and its affiliates internal cost and pricing and external costs and pricing provided to the Company or any of its affiliates by vendors and suppliers; discount schedules; budgets; correspondence with customers (including, but not limited to catering customers), vendors, competitors, employees, partners, franchisees or any other entity or person; business and development plans and strategies; training materials, sales techniques and supporting documentation; projections; drawings; software; samples; prototypes, schematics and other projects developed by or for the Company or any of its affiliates; leads from any source; marketing techniques; total quality management operational procedures and other procedures and methods; employee lists; internal financial reports (including, but not limited to, internal sales and/or profit and loss reports) of the Company and its affiliates and/or franchisees; sourcing lists; recruiting lists; digital technologies and other technological developments, including, but not limited to, ordering and delivery technologies and any other such proprietary information; enterprise application tools utilized for scheduling and cost management, and the information contained in same; and other competitive information developed by or on behalf of the Company or any of its affiliates. Notwithstanding the foregoing, Confidential Information shall not include information: (i) that at the date hereof is in the public domain; (ii) that has come within the public domain through no fault or action of the Employee that has the obligation of confidentiality (provided, however, that the fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information from the obligations of this Agreement); (iii) that after the date hereof has been obtained lawfully from any third party which was entitled to disclose such information; and/or (iv) that the Employee is compelled to disclose by any judicial or administrative order after having given prompt notice of such order to the Company to the extent permitted by applicable law so that the Company may seek a protective

6 order or other appropriate remedy, provided, however, that in the event such protective order or remedy is not obtained, the Employee shall only disclose that portion of the Confidential Information which the Employee is advised by her outside legal counsel that she is legally required to disclose. Specific aspects or details of the Confidential Information will not be deemed to be published, generally known in the trade, or otherwise within the public domain, or to be in possession of the Employee, merely because the aspects of the Confidential Information are embraced by general disclosures in the public domain or in the Employee’s possession. In addition, any combination of aspects of the Confidential Information will not be considered in the public domain or in the possession of the Employee merely because individual elements thereof are in the public domain or in the Employee’s possession unless the combination and its principles are in the public domain or in the Employee’s possession. The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with the Employee. The Employee agrees to, at all times during and after her employment: (i) hold the Confidential Information in strict confidence; (ii) not give, sell or disclose Confidential Information to any other third party, unless such party is an auditor or contractor hired by the Company and then only upon written approval of the Board of Directors of the Company; (iii) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s information protection and transfer policies in place from time to time, applicable privacy laws, applicable state and federal law, any other applicable laws, and GDPR (EU General Data Protection Regulation 2016/679) to the extent that it applies; and (iv) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s policies or reasonable requests made by the Company from time to time. The Employee agrees and acknowledges that the Employee’s obligations under this Agreement are separate and distinct from any obligations the Employee may have, and any rights the Company or any affiliate may have, with respect to any “trade secrets,” which are governed by applicable state or federal law. Notwithstanding the foregoing, subject to Section 6 of this Agreement, nothing in this Agreement or the Additional Release or any other agreement the Employee may have with the Company or any of its affiliates will prohibit or restrict the Employee from (i) voluntarily communicating with an attorney or financial advisor retained by the Employee for the purposes of securing professional advice; (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the U.S. Department of Justice, the U.S. Consumer Financial Protection Bureau, the U.S. Commodity Futures Trading Commission, the Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination (or any other state or local commission on human rights), or any self-regulatory organization regarding possible violations of law, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency, in each case, without advance notice to the Company; (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (iv) disclosing any information (including confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request (with advance notice to the Company prior to any such disclosure to the extent legally permitted); or (v) making any disclosure of information or documents to a court for the purpose of enforcing or interpreting this Agreement (or in the case of any other litigation between the Employee and the Company or any of

7 its affiliates). Further, the Employee is hereby advised that pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. §1833(b)), the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Employee’s attorney, and solely for the purpose of reporting or investigating a suspected violation of law; and (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the trade secret to the Employee’s attorney and use the trade secret information in the court proceeding, if the Employee (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or the Additional Release is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or the Additional Release is intended to interfere with the Employee’s rights under the National Labor Relations Act, the Speak Out Act, and/or under similar applicable federal, state, and/or local laws, or to interfere or restrict the Employee’s ability to engage in the practice of law. The activities and disclosures described in this paragraph will be collectively referred to as “Protected Activities.” b. Non-Solicitation of Employees. The Employee agrees that, during the period of the Employee’s employment and the period ending on the date that is one (1) year from the Separation Date (“Restricted Period”), the Employee will not, directly or indirectly, (A) solicit, attempt to solicit, induce, or otherwise cause or engage in any action intended to encourage (1) any employee of the Company or any of its affiliates at the level of manager or above and with annual base salary in excess of $100,000; or (2) any independent contractor or consultant of the Company or any of its affiliates with annual compensation or fee arrangement in excess of $100,000, in each case of clause (1) and (2), with whom the Employee had contact or about whom the Employee learned or obtained Confidential Information during the Employee’s provision of services to the Company and its affiliates (each, a “Restricted Person”), to terminate his or her relationship with the Company or any of its affiliates, as applicable, or (B) hire or engage, or offer to hire or engage, any Restricted Person; provided, that the Employee shall not be prohibited from making a general advertisement for employees not focused specifically on employees of the Company and its affiliates or from providing a personal reference upon request. c. Non-Solicitation of Customers. The Employee agrees that, during the Restricted Period, the Employee shall not, directly or indirectly, whether for herself or others, except as instructed by the Company or its affiliates, solicit any Restricted Business (as defined below) from any person or entity that is, or in the prior six (6) months was, (x) a client or the end client of the Company or its affiliates, or a prospective client of the Company or its affiliates with respect to which the Company or its affiliates has solicited the Restricted Business during the term of the Employee’s employment, and (y) with who the Employee had material contact during the course of her employment with the Company or its affiliates. For purposes of this Agreement, “material contact” means contact between the Employee and each person or entity: (i) with whom or which Employee dealt on behalf of the Company and/or its affiliates; (ii) whose dealings with the Company and/or its affiliates were coordinated or supervised by the Employee; or (iii) about whom the Employee obtained Confidential Information in the ordinary course of business as a result of the Employee’s association with the Company and/or its affiliates. For purposes of this Agreement, “Restricted

8 Business” shall mean (i) any business that provides customer direct retail doughnuts, cookies, bakery goods, or any other product which, as of the date of determination, the Company or any of its affiliates is producing or marketing, or planning as of the Separate Date to produce or market within twenty-four (24) months following the Separation Date (collectively, the “Company Products”); or (ii) any business that researches, develops, markets, manufactures, wholesales and/or distributes any of the Company Products, if such entity’s revenue from such Company Products exceeds 15% of the entity’s business. d. Non-Disparagement. The Employee agrees that the Employee will, at all times, make no disparaging or detrimental comments about the Company or its affiliates, or any of their officers, directors, employees or agents nor will the Employee authorize, encourage or participate with anyone on the Employee’s behalf to make such statements. The Company will instruct its officers and directors not to make any disparaging or detrimental comments about the Employee. e. Enforcement. The Employee acknowledges and agrees that the services provided by the Employee to the Company and its affiliates were of a special, unique and extraordinary nature. The Employee further acknowledges and agrees that the restrictions contained in this Section 9 are necessary to prevent the use and disclosure of Confidential Information and to protect other legitimate business interests of the Company and its affiliates. The Employee acknowledges that all of the restrictions in this Section 9 are reasonable in all respects, including duration, territory and scope of activity. The Employee acknowledges and agrees that the Company and its affiliates compete with businesses on a world-wide basis and that the geographic restrictions contained herein are therefore reasonable and necessary to protect the Company’s legitimate business interests. The Employee further agrees that the restrictions contained in this Section 9 shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between the Employee and the Company. The Employee agrees that the existence of any claim or cause of action by the Employee against the Company or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and restrictions in this Section 9. The Employee agrees that the restrictive covenants contained in this Section 9 are a material part of the Employee’s obligations under this Agreement for which the Company has agreed to provide Separation Benefits as provided in this Agreement. The Employee agrees that the injury the Company will suffer in the event of the breach by the Employee of any clause of this Section 9 will cause the Company and its affiliates irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, the Employee agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent the Employee’s failure to comply with the terms and conditions of this Section 9. The time year periods referenced in this Section 9 shall be extended on a day-for-day basis for each day during which the Employee violates the provisions of this Section 9 in any respect, so that the Employee is restricted from engaging in the activities prohibited by this Section 9 for the full time period, as applicable. 10. Additional Release. As a precondition to the payment of the Separation Pay, the Employee agrees to execute and not revoke an additional release in favor of the Company and its affiliates in a form substantially similar to the form of release above and otherwise

9 acceptable to the Company, as set forth in Schedule 1 of this Agreement (“Additional Release”). The Additional Release shall be signed (x) no earlier than the Separation Date, and (y) no later than the Separation Date or the end of the twenty-one (21) day period after the Employee receives such additional release, whichever date occurs later. The Company may also require a release in a form acceptable to the Company as a precondition of the payment of any benefits in the event of the Employee’s death. The Employee agrees that the Separation Benefits that the Employee is eligible to receive under this Agreement shall be consideration for execution of the Additional Release. In the event that the Employee does not execute such Additional Release, or revokes such Additional Release in accordance with its terms, or violates the provisions of this Agreement, the Employee will not be eligible to receive any Separation Benefit not yet paid as of such date. 11. No Admission of Liability. The Employee agrees that the Company does not admit any allegations made against it in any claims, charges, complaints, actions, causes of action, suits, grievances, controversies, disputes, or demands. Nothing contained in this Agreement or the Additional Release, nor any of the acts taken thereunder, will be deemed or construed as an admission of liability of any violation of any applicable law, statute, ordinance, order, regulation, or constitution of any kind. 12. Notice and Revocation. a. The Employee acknowledges that the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice. To the extent that the Employee elects to enter into this Agreement prior to the expiration of such period, the Employee acknowledges that the Employee has done so voluntarily and has knowingly waived the balance of such consideration period. The Employee understands that, to be eligible for the Separation Benefits, the Employee must return this Agreement, signed and dated, no later than 11:59pm ET on the twenty-first (21st) day after the Employee receives this Agreement, to the Company via e-mail to Terri Zandhuis at tzandhuis@krispykreme.com. b. The Employee understands that the Employee has seven (7) days from the date the Employee signs this Agreement to revoke the Agreement by delivering notice of revocation by 11:59pm ET to Terri Zandhuis before the end of such seven-day period, and that this Agreement will not become effective until the eighth (8th) day after the Employee has delivered this Agreement, signed and dated, to the Company without revoking the Agreement (“Effective Date”). 13. Cooperation. Upon the Company’s reasonable request at any time before or after the Separation Date, the Employee agrees to cooperate voluntarily and fully with the Company and its affiliates regarding any actual or threatened litigation or internal review or investigation involving the Company or any of its affiliates. The Employee further agrees that the Employee will cooperate with the Company and its affiliates and provide the Company and its affiliates, as applicable, with truthful information regarding the work that the Employee has done for the Company or any of its affiliates, including the location and contents of all files, including electronic files, relating to such work. The Employee’s cooperation shall include, but not be limited to, the following: (a) being available to meet and speak with officers, directors, or employees of the Company or any of its affiliates, their counsel or any third-parties at the request of the Company or any of its affiliates at reasonable times and locations to be determined by the Company or its applicable affiliate in consultation with the Employee, without unreasonably interfering with any of the

10 Employee’s then-current work responsibilities; (b) giving accurate and truthful information at any interviews and accurate and truthful testimony; (c) producing documents or information, including electronic documents or information, in the Employee’s possession or control, as instructed by the Company or its affiliates or its or their counsel; (d) executing accurate and truthful documents; and (e) taking such other actions as may reasonably be requested by the Company or its the Employee or its or their counsel to effectuate the foregoing. The Parties expressly represent and agree that the payments made or to be made by the Company to the Employee are not conditioned upon or related to the substance of any testimony or information provided by the Employee pursuant to the foregoing. Notwithstanding the foregoing, this Section 13 shall not limit or in any way diminish the Protected Activities. As a condition to the Employee’s obligation to provide reasonable assistance and cooperation pursuant to this Section 13, to the extent permitted by law, the Company agrees that it shall promptly reimburse the Employee for her reasonable and documented expenses incurred in connection with her rendering assistance and/or cooperation under this Section 13, upon her presentation of documentation for such expenses, in accordance with the applicable policies of the Company and its Affiliates. The Employee will not be required to cooperate against her own legal interests and/or in violation of applicable laws and/or any rules of professional conduct that apply to the legal profession. 14. Reimbursement of Costs. The Employee agrees that, if the Employee violates the terms of this Agreement or the Additional Release. or brings suit against the Company based on events occurring prior to the Employee signing this Agreement (other than to enforce the terms of this Agreement), the Employee will (x) reimburse the Company for any attorney fees, costs, or other damages arising from the Employee’s breach of the release; and (y) reimburse the Company the value of the Separation Benefits minus one hundred dollars ($100). 15. Governing Law and Forum. This Agreement and the Additional Release will be construed and interpreted in accordance with the laws of the State of North Carolina, without regard to choice-of-law rules. Any action or other litigation arising out of or related to this Agreement and/or the Additional Release must be brought in accordance with any arbitration agreements between the Employee and the Company (which remain in force and must continue to be given full effect) or, to the extent that those agreements do not apply, in the state or federal courts in and for North Carolina, and the Employee hereby consents to the exclusive jurisdiction and venue of those courts. 16. Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law. 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together be one and the same agreement. The Parties agree that signatures transmitted by facsimile or electronic mail will be deemed originals and that a facsimile, photocopy, or scanned image of this Agreement, including without limitation counterparts and any signature(s) or other marks thereon, shall be admissible in any legal, administrative, or other proceeding related to this Agreement with the same weight and binding effect as an original.

11 18. Waiver; Amendments. Any waiver by either Party of a breach of any provision of this Agreement will not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement. The failure of either Party to insist on strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive either party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed, or terminated orally. Any waiver, amendment or modification must be in a writing signed by both the Employee and the Company. 19. Entire Agreement; Construction. This Agreement contains the entire understanding of the Parties relating to the subject matter of this Agreement and supersedes all other prior written or oral agreements, understandings or arrangements between the Parties relating to the subject matter of this Agreement. The Employee acknowledges that, in entering into this Agreement, the Employee did not rely and has not relied on any statements or representations not contained in this Agreement. [Signature Page Follows]

12 Employee’s Acknowledgment of Knowing and Voluntary Release BY EXECUTING THIS AGREEMENT, I ACKNOWLEDGE: I HAVE CAREFULLY READ THIS AGREEMENT AND I FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT. I HAVE BEEN ENCOURAGED AND ADVISED IN WRITING TO SEEK ADVICE FROM COUNSEL OF MY CHOOSING REGARDING THIS AGREEMENT AND HAVE DONE SO TO THE EXTENT I DEEM APPROPRIATE. I HAVE BEEN GIVEN ADEQUATE TIME, TWENTY ONE (21) DAYS, TO REVIEW THE AGREEMENT. IN SIGNING THIS AGREEMENT, I AM NOT RELYING ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH HEREIN BY THE COMPANY OR ANY OF ITS REPRESENTATIVES WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS AGREEMENT OR OTHERWISE. I WAS NOT COERCED, THREATENED, OR OTHERWISE FORCED TO SIGN THIS AGREEMENT. I AM VOLUNTARILY SIGNING AND DELIVERING THIS AGREEMENT. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I ACCEPT THE COMPANY’S OFFER. _________ IN WITNESS WHEREOF, the Parties have executed this Agreement. AGREED TO AND ACCEPTED: By Employee: /s/ CatherineTang Catherine Tang DATE: 3/13/2024 For Company: By: /s/ Terri Zandhuis Terri Zandhuis Chief People Officer DATE: 3/12/2024

1 Attachment A Pro-Rata Vesting Grant Date Award Type Pro- Rata Number to be Vested Prior Vesting Date New Vesting Date Vesting Conditions March 22, 2021 EOP RSUs 9,441 September 22, 2025 June 1, 2024 Holding 42,629 shares through the new vesting date October 9, 2020 EOP RSUs 23,754 April 9, 2025 June 1, 2024 Holding 42,629 shares through the new vesting date October 9, 2020 RSUs 23,912 April 9, 2025 June 1, 2024 - April 1, 2021 RSUs 18,731 October 1, 2025 June 1, 2024 - May 1, 2021 RSUs 41,066 May 1, 2026 June 1, 2024 - April 4, 2022 RSUs 11,928 April 4, 2027 June 1, 2024 - May 9, 2023 RSUs 4,203 May 9, 2028 June 1, 2024 - May 9, 2023 PSUs 7,965 December 28, 2025 December, 2025 Attainment and certification of performance metrics set forth in award agreement

1 SCHEDULE 1 ADDITIONAL RELEASE This Additional Release of Claims (“Additional Release”) is entered into by and between Krispy Kreme, Inc., a Delaware corporation, together with its parents, subsidiaries, predecessors, successors and affiliates (the “Company”) and Catherine Tang (the “Employee”) (each a “Party,” collectively, the “Parties”). WHEREAS, the Parties previously entered into that certain Transition and Separation agreement dated ____________, 2024 (“Separation Agreement”); and WHEREAS, pursuant to Section 3 of the Separation Agreement, as a condition of the payment of the Separation Benefits (as defined in the Separation Agreement), the Employee agreed to execute and not revoke this Additional Release. 1. Separation Date. The Employee agrees the Employee’s employment with the Company and its affiliates is terminated effective as of June 1, 2024 (the “Separation Date”). 2. Separation Benefits. In accordance with Section 3 of the Separation Agreement, subject to the Employee’s continued compliance with the terms of the Separation Agreement and the Additional Release, and further subject to the Employee’s execution and non- revocation of, and continued compliance with, this Additional Release (as defined in the Separation Agreement), the Employee will be eligible to receive the Separation Benefits (as set forth in the Separation Agreement). For the avoidance of doubt, any capitalized terms not defined herein shall have the same meaning as that set forth in the Separation Agreement. 3. Release of Claims. In exchange for the Separation Benefits and other consideration provided in the Separation Agreement, the Employee, on behalf of the Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns, irrevocably and unconditionally fully and forever waives, releases and discharges the Company and its current and former parent companies, subsidiaries and any affiliated companies as well as any of their respective current and former insurers, directors, officers, agents, shareholders, and employees, or any of their predecessors, successors or assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that the Employee may have, have ever had or may in the future have arising out of, or in any way related to, including but not limited to, (i) the Employee’s hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance (excluding claims under any tax-qualified retirement plan or fully-insured welfare benefit plan); and (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of

2 emotional distress. The Employee acknowledges and agrees that the Employee is releasing the Released Parties from all claims relating to or arising from the Employee’s employment with the Company to the fullest extent permitted by law. The Employee further acknowledges and agrees that this release provision includes, but is not limited to, rights and claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, and any state, municipal, or local statute, law, regulation or ordinance relating to employment, disputed wages, discrimination, retaliation, or leave. 4. Release of Unknown Claims. For the purpose of implementing a full and complete release, the Employee expressly acknowledges that the release in this Additional Release is intended to include in its effect, without limitation, claims that the Employee did not know or suspect to exist in her favor at the time of the execution of this Additional Release, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected this Additional Release, and that the consideration given under this Additional Release was also for the release of those claims and contemplates the extinguishment of any such unknown claims. The Employee does hereby specifically assume such risk and agrees that this Additional Release and, except as otherwise set forth in the Additional Release, the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with her employment with and separation from the Company, as well as those currently known or anticipated. 5. Waiver of Rights and Excluded Claims. The Employee waives any right to recover in a civil suit or proceeding brought by any governmental agency or other individual on the Employee’s behalf against the Company or its affiliates based on any act or omission arising or occurring prior to the date of the execution of this Additional Release, whether known or unknown at the time of execution, or to participate in any such action brought by another individual. The Employee acknowledges and agrees that under no circumstances will the Employee be entitled to recover money damages or any other monies from the Company or its affiliates other than those described in the Separation Agreement. Notwithstanding the foregoing, nothing contained in this Additional Release (x) waives the Employee’s right to file a charge or complaint, participate in proceedings conducted by, or communicate with a government agency, provided Employee waives all rights to monetary damages or individual relief resulting from any such charge or complaint brought before the EEOC or equivalent state or local employment rights agency; and (y) nothing in this Additional Release shall bar or impede in any way the Employee’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower' activity." 6. Return of Property. By signing this Additional Release, the Employee represents that the Employee has returned, as of the Separation Date unless otherwise agreed to in writing by the Company, all Company and Affiliate property, including car, identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Company property previously in the Employee’s possession. 7. Representations. The Employee represents that the Employee is the only person able to assert any right or claim arising out of the Employee’s employment with or separation from the Company. The Employee represents that the Employee has not: (i) brought a charge or suit against the Company or its affiliates in connection with any of the Claims,

3 including, but not limited to, any claim or charge before the EEOC, or (ii) assigned or transferred or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein which the Employee may have against the Company or its affiliates. The Employee further represents that she (A) has not committed any breach of any duty owed to the Company or any Affiliate, (B) has not retained any software or computer programs, documents or copies (electronically or otherwise) which belong to the Company or any affiliate, and (C) has not done or failed to do anything, which act or omission amounts to a repudiatory breach of the express or implied terms of the Separation Agreement, including but not limited to Section 9 of the Separation Agreement, or any agreement with the Company or its affiliates. 8. Notice and Revocation. a. The Employee acknowledges that the Employee was given at least twenty-one (21) days to consider the terms of this Additional Release and consult with an attorney of the Employee’s choice. To the extent that the Employee elects to enter into this Additional Release prior to the expiration of such period, the Employee acknowledges that the Employee has done so voluntarily and has knowingly waived the balance of such consideration period. The Employee understands that, to be eligible for the Separation Benefits, Employee must return this Additional Release signed and dated, as of the Separation Date, to the Company via e-mail to Terri Zandhuis at tzandhuis@krispykreme.com. b. The Employee understands that Employee has seven (7) days from the date the Employee signs this Additional Release to revoke the Additional Release by delivering notice of revocation by 11:59pm ET to Terri Zandhis before the end of such seven-day period, and that this Additional Release will not become effective until the eighth (8th) day after the Employee has delivered this Additional Release, signed and dated, to the Company without revoking the Additional Release (“Additional Release Effective Date”). Employee’s Acknowledgment of Knowing and Voluntary Release BY EXECUTING THIS ADDITIONAL RELEASE, I ACKNOWLEDGE: I HAVE CAREFULLY READ THIS ADDITIONAL RELEASE AND I FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS ADDITIONAL RELEASE. I HAVE BEEN ENCOURAGED AND ADVISED IN WRITING TO SEEK ADVICE FROM COUNSEL OF MY CHOOSING REGARDING THIS ADDITIONAL RELEASE AND HAVE DONE SO TO THE EXTENT I DEEM APPROPRIATE. I HAVE BEEN GIVEN ADEQUATE TIME, TWENTY ONE (21) BUSINESS DAYS, TO REVIEW THE ADDITIONAL RELEASE. IN SIGNING THIS ADDITIONAL RELEASE, I AM NOT RELYING ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH HEREIN BY THE COMPANY OR ANY OF ITS REPRESENTATIVES WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS ADDITIONAL RELEASE OR OTHERWISE. I WAS NOT COERCED, THREATENED, OR OTHERWISE FORCED TO SIGN THIS ADDITIONAL RELEASE. I AM VOLUNTARILY SIGNING AND DELIVERING THIS ADDITIONAL RELEASE.

4 I UNDERSTAND THAT BY SIGNING THIS ADDITIONAL RELEASE, I ACCEPT THE COMPANY’S OFFER. _________ IN WITNESS WHEREOF, the Parties have executed this Additional Release. AGREED TO AND ACCEPTED: By Employee: ______________________________________ Catherine Tang DATE: _______________________________ For Company: By: ____________________________________ Terri Zandhuis Chief People Officer DATE: _____________________________